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                                                                  EXHIBIT 10(n)

                                 LOCK-UP AGREEMENT


     THIS AGREEMENT made and entered into as of _____________, 1998,between HACH COMPANY, a Delaware corporation ("HACH"), and Harry T. Stephenson
(the "STOCKHOLDER"), a stockholder of ENVIRONMENTAL TEST SYSTEMS, INC., an Indiana corporation ("ETS").


                                      RECITALS

     A. WHEREAS, Hach, Hach Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Hach ("MERGERCO"), and ETS have entered into an Agreement and Plan of Merger dated as of January ____, 1998 (the "MERGER AGREEMENT"), providing for the merger (the "MERGER") of ETS with and into Mergerco and the conversion of shares of ETS Common Stocks (as defined in the Merger Agreement) into shares of Hach Common Stocks (as defined in the Merger Agreement) on the terms and conditions of the Merger Agreement. All capitalized terms not otherwise defined herein shall have the meaning given them by the Merger Agreement.

     B. Hach's and Mergerco's obligations under the Merger Agreement are conditioned upon, among other things, the Stockholder entering into this Lock-up Agreement.

     C.   The Stockholder desires to enter into this Lock-up Agreement.

     D. Contemporaneously herewith, the transactions contemplated in the Merger Agreement are being consummated.

                                     AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein, Hach and the Stockholder agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder represents and warrants to Hach that:

          (a) Set forth on Schedule 1 attached hereto are the number of shares of ETS Common Stocks owned by the Stockholder (including those owned of record only, those owned beneficially only and those owned both of record and beneficially), the numbers of the stock certificates which represent such shares of ETS Common Stocks and, in each case in which a stock certificate is registered in a name other than the name of the beneficial owner of such ETS Common Stocks represented thereby, the name of such beneficial owner.


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          (b)  Set forth on Schedule 1 attached hereto are the number of shares of Hach Class A Common Stock and Hach Common Stock, each par value $1.00 per share, being acquired by the Stockholder in connection with the Merger (the "HACH SHARES"). The Hach Shares are being acquired for the account of the beneficial owner of the shares of ETS Common Stocks with respect to which the Hach Shares are being issued. The Shares are being acquired for investment purposes and will not be transferred or sold except in accordance with the requirements of the Securities Act of 1933 (the "SECURITIES ACT").

          (c) The Stockholder has not entered into any agreement or made any commitment to sell or otherwise dispose of any of the Hach Shares and does not know of any other Surrendering Stockholder that has entered into any agreement or made any commitment to sell or otherwise dispose of Hach Common Stocks delivered to such Surrendering Stockholder in connection with the Merger.

          (d)  The Stockholders received and reviewed the Proxy
     Statement/Prospectus included as a part of the Registration Statement (as defined below).

     2. HACH REPORTS. Hach has filed with the Securities Exchange Commission ("SEC") a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT") in connection with the registration under the Securities Act of the shares of Hach Common Stocks to be issued pursuant to the Merger and the Registration Statement is effective. All documents that Hach is responsible for filing with the SEC in connection with the transactions contemplated by the Merger Agreement comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     3.   LOCK-UP.

          (a) The Stockholder agrees that, without the express prior written consent of Hach, he or she will not offer, sell, make any short sale of, loan, encumber, grant any option for the purchase of, or otherwise dispose of, by private placement, brokers' transaction or otherwise (the "RESALE RESTRICTIONS"), any Hach Shares for a period of 180 days after the Effective Time (the "LOCK-UP PERIOD"). The foregoing Resale Restrictions are expressly agreed to preclude the holder of the Hach Shares from engaging in any hedging or other transaction which may lead to or result in a sale of Hach Shares during the Lock-up Period even if such Hach Shares would be sold by someone other than the Stockholder. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box), any pledge or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Hach Shares.


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          (b)  The Stockholder agrees and consents to the entry of stop transfer instructions with the transfer agent for Hach's Common Stocks against any transfer of shares of Hach's Common Stocks by the Stockholder in contravention of the Resale Restrictions. The Stockholder understands that Hach has relied upon the representations set forth in this letter in proceeding with the Registration Statement. The Stockholder understands that the agreements of the Stockholder are irrevocable and shall be binding upon the Stockholder's heirs, legal representatives, successors and assigns.

          (c) Notwithstanding the foregoing, the Stockholder may transfer any or all the Hach Shares either during his lifetime or on death by will or intestacy to (i) his immediate family or (ii) to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family, or (iii) to a charitable remainder trust the lifetime beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Hach Shares subject to the provisions of this Lock-up Agreement, and there shall be no further transfer of such Hach Shares except in accordance with the Lock-up Agreement. For purposes of this paragraph, "IMMEDIATE FAMILY" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

          (d)  Notwithstanding the foregoing, the restrictions set forth in
     Section 3(a) of this Agreement shall terminate: (i) with respect to Hach Common Stock which Stockholder holds as part of the Hach Shares, on the third business day following the date on which the closing price of one share of such class of stock, as quoted on The National Association of Securities Dealers Automated Quotations - National Market System ("NASDAQ CLOSING PRICE"), is less than [80% OF MERGER CLOSING VALUE]; (ii) with respect to Hach Class A Common Stock which Stockholder holds as part of the Hach Shares, on the third business day following the date on which the NASDAQ Closing Price of one share of such class of stock is less than [80% OF MERGER CLOSING VALUE]; or (iii) on the tenth day following written notice from the Stockholder to Hach that a material breach of Hach's obligations under the Merger Agreement has occurred; provided however that Hach shall have the right to cure such breach during such ten day period.

     4. RULE 145 LIMITATIONS. The Stockholder has also been advised and agrees that if he is in fact an Affiliate (as defined in the Merger Agreement) of ETS at the time the Merger is submitted for a vote of the shareholders of ETS, the Hach Common Stocks received by him pursuant to the Merger may be sold by him only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rules 144 and 145 promulgated by the SEC under the Securities Act or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

     5. LEGENDS. Stockholder understands and agrees that stop transfer instructions will be given to Hach transfer agent with respect to the Hach Common Stocks to be received by me


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pursuant to the Merger and that there will be placed on the certificates representing such shares of Hach Common Stocks, or any substitutions therefor, a legend stating in substance as follows:

     THESE SHARES WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THESE SHARES MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF SUCH RULE AND AN AGREEMENT BETWEEN THE ORIGINAL HOLDER OF SUCH SHARES AND HACH COMPANY. A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HACH COMPANY.

     Stockholder and Hach agree that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if an effective registration statement under the Securities Act with respect to the sale or other disposition of the shares is one file, or Shareholder shall have delivered to Hach (a) an opinion of counsel, in form and substance reasonably satisfactory to Hach, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates are the subject of an effective registration statement under the Securities Act, or may be effected without registration of the offering, sale and delivery of such shares under the Securities Act, and (ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act, and (b) a broker's representation letter. Hach may waive the requirement of an opinion of counsel depending upon the circumstances of the sale by the Stockholder of Hach Common Stocks.

     6. NOTICES. Except as otherwise provided in this Lock-up Agreement, all notices or other communications hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid. Unless otherwise specified by notice in writing to the other party, such notices, if to Hach, shall be addressed to it at 5600 Lindbergh Drive, Loveland, Colorado 80538, Attention: Corporate Secretary, and if to the Stockholder, shall be addressed to the Stockholder at the address set forth below the Stockholder's signature.

     7. MISCELLANEOUS. This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Lock-up Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

     HACH COMPANY

     By: -------------------------      --------------------------------------
     Its:-------------------------      Harry T. Stephenson
                                        3201 East Lake Drive North
                                        Elkhart, Indiana 46514

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